Exhibit 10.13

Addendum to Development/Patent Agreement with American Water Solutions, Inc.

Pursuant to our original agreement dated May 8, 2012, AWS agrees to amend the existing agreement by and between, AWS and Intelligent Highway Solutions, Inc. as discussed and agreed to as follows:

1.	Intelligent Highway Solutions, Inc. agrees to pay AWS $2,700.00 within thirty (30) days of this agreement the final payment required to file the initial patent.

2.
Intelligent Highway Solutions, Inc. and AWS agree that IHS is not in default of the original agreement article 2 section 3.2 pursuant to the second payment due of $10,000.00. The agreement is revised to read: "Upon approval and final acceptance of the initial drawings and specifications ten-thousand dollars ($10,000.00)." When the initial drawings and specifications are approved by IHS, a payment of $10,000 will be made to AWS pursuant to the terms of the agreement.

The remainder of the agreement remains intact and fully enforceable.

By:	/s/ Devon Jones	Dated:	10/4/12
Devon Jones, CEO
Intelligent Highway Solutions, Inc.

By:	/s/ Lawrence Lebeau	Dated:	10/4/12
Lawrence Lebeau, CEO
American Water Solutions, Inc.